EXHIBIT 3J


                                       RESTATED

                                        BYLAWS

                                          OF

                                  EXOLON-ESK COMPANY

                                      APRIL 1996


                                      ARTICLE I

                                Stockholders  Meetings

               1. Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors, the Chairman of the Board, or the President or, if not so designated, at the principal office of the Corporation.

               2. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held in each year on the last Wednesday in April, at ten
          o clock, local time, at the place of the meeting. If this date shall fall upon a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour.

               3. Special Meetings. Special meetings of stockholders for any purpose or purposes, unless otherwise prohibited by statute or by the Certificate of Incorporation, may be called at any time by the Chairman of the Board, the Vice-Chairman of the Board, the President or by the Board of Directors and shall be called by the President or Secretary upon the written request (which shall state the purpose or purposes therefor) of any five members of the Board of Directors or of stockholders holding one quarter or more of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purposes stated in the notice.

               4. Notice of Meetings. Except as otherwise provided by statute, written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days prior thereto to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour thereof, and, in addition, the purpose or purposes for which the meeting is called.

               5. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

               6. Quorum. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy at any meeting, shall be requisite and shall constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders present or represented by proxy and entitled to vote thereat, may adjourn the meeting from time to time without further notice (except as provided in Section 7 of this Article I) until a quorum shall be present or represented.

               7. Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting; provided, however, that if adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the adjourned meeting.

               8. Voting. Each stockholder shall at every meeting of stockholders, or with respect to corporate action which may be taken without a meeting, be entitled to one vote for each share of stock having voting power held of record by each stockholder on the record date designated for the meeting or action pursuant to these Bylaws or the record date established pursuant to the statute in the absence of such designation.

               9. Proxies. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by proxy pursuant to an instrument in writing subscribed by such stockholder (or his agent thereunto authorized) and delivered to the Secretary of the Corporation; provided, that no such proxy shall be voted or acted upon after three (3) years from the date of its execution, unless such proxy expressly provides for a longer period.

               10. Action at Meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of any statute, the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

               11. Action without Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                      ARTICLE II

                                      Directors


               1. General Powers; Election and Tenure. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Each director shall be elected to serve and shall hold office until the next annual meeting of the stockholders and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

               2. Number and Qualifications. The number of directors shall be eight; on half of whom shall be elected by the shares of Common Stock and Series A Preferred Stock and one half of whom shall be elected by the shares of Class A Common Stock and Series B Preferred Stock. In addition, the Board of Directors may appoint one or more Consulting Directors to serve in an advisory capacity to the Board of Directors, and such Consulting Directors shall have the right to receive notice of all meetings of the Board of Directors and to attend same, but shall have no right to vote on any matter. Directors need not be stockholders of the Corporation or residents of the State of Delaware.

               3. Vacancies. A vacancy in the membership of the Board of Directors shall be filled by a vote of the directors elected by the shares of Common Stock and Series A Preferred Stock if the previous director was elected by such shares, and by a vote of the directors elected by the shares of Class A Common Stock and Series B Preferred Stock if the previous director was elected by such shares, or if there be no such director in office to vote to fill such vacancy then by the holders of such shares. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

               4. First Meeting. The first meeting of the Board of Directors for the purpose of organization, election of officers and the transaction of other business shall be held without notice as soon as practicable after each annual election of directors.

               5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors.

               6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the President or Secretary on the written request of any two (2) directors or by one (1) director in the event that there is only a single director in office. Notice of any special meeting shall be given to each director. If such notice is given either (a) by delivering written or printed notice in the United States mail (airmail if to an overseas address), postage prepaid, it shall be given at least ten (10) business days in advance, or if such notice is given by transmitting a cable or telegram or telex, in all cases directed to such director at his residence or place of business, it shall be so given at least five (5) days prior to the meeting.

               7. Quorum. A majority of the members of the Board of Directors shall constitute a quorum at all meetings of the Board of Directors, and the affirmative vote of a majority of the directors then in office (but in any event not less than five present at a meeting at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum at any such meeting a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement of the meeting, until a quorum shall be present.

               8. Removal. Any director may be removed, with or without cause, by the holders of a majority of the shares of the class or classes of shares which elected such director then entitled to vote at an election of such director.

               9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board shall designate an Executive Committee which shall consist of four (4) directors, one half of whom shall be directors elected by the shares of Common Stock and Series A Preferred Stock and one half of whom shall be directors elected by the shares of Class A Common Stock and Series B Preferred Stock. The affirmative vote of at least one director elected by the shares of Common Stock and Series A Common Stock and Series B Preferred Stock shall be necessary in order for the Executive Committee to take any action. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the case of the Executive Committee, such alternate member shall be designated by the members of the Board of Directors elected the same classes of stock as elected the member to be replaced. In the absence or disqualification of a member of a committee, the member or members thereof (in the case of the Executive Committee elected the same such classes of stock as the absent or disqualified member) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Executive Committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business affairs of the Corporation. In regard to all committees of the Board of Directors other than the Executive Committee, the directors elected by the shares of Common Stock and Series A Preferred Stock shall have the right to request that at least one of their number shall be named a member of each such committee, and the directors elected by the Class A Common Stock and the Series B Preferred Stock shall have the same such right in regard to one of their number. Each committee of the Board of Directors shall keep such minutes and make such reports as the Board of Directors may from time to time request.

               10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

               11. Compensation of Directors. Each director may be allowed such amount per annum or such fixed sum for attendance at each meeting of the Board of Directors or any meeting of a committee, or both, as may be from time to time fixed by resolution of the Board of Directors, together with reimbursement for the reasonable and necessary expenses incurred by such director in connection with the performance of his duties. Nothing herein contained shall be construed to preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving proper compensation therefor.

               12. Approval of Directors. In addition to any other actions or transactions which by law, the Certificate of Incorporation, or these Bylaws require the approval of the Board of Directors, the following actions and transactions of the Corporation shall be taken only with the prior approval of the Board or, to the extent permitted by law, the Executive
          Committee:
               (a) The creation or termination of divisions or the making of other substantial changes in the organization of the Corporation or its methods of operating, including, without limitation, the creation or dissolution of subsidiaries, the purchase or sale of plants or factories, the establishment or dissolution of branch offices;

               (b) The acquisition of stock or other securities (other than for temporary investment) or a substantial portion of the assets, of any other corporation, other entity or person, or the sale of any stock or other securities of, or a substantial portion of the assets of, any subsidiary corporation;

               (c) Any amendment of the certificate of incorporation or charter or bylaw or other internal regulations of any subsidiary of the Corporation, or the election of any directors or officers of any such subsidiaries.

               (d) Approval of any capital expenditures in an amount in excess of $10,000;

               (e) Entering into agreements which are not in the ordinary course of business and which commit the Corporation for more than one year or for more than $10,000;

               (f) Entering into loan agreements or credit arrangements or incurring any indebtedness for borrowed money not previously authorized or pursuant to purchase money obligations, when such agreement, arrangement or indebtedness:

                    (1)  is not in the ordinary course of business or
                    (2)  exceeds $10,000;

               (g) Granting any loans to directors, officers or employees of the Corporation or any of its subsidiaries;

               (h) The extension of guarantees or endorsements (other than endorsements for collection in the ordinary course of business) with respect to third-party obligations, including those in regard to a subsidiary of the Corporation in the ordinary course of business;

               (i) Purchasing, selling or granting mortgages or any other rights in real property or real estate (or any interests therein) or constructing buildings or other facilities which in any instance involve an amount in excess of $10,000;

               (j) Entering into any rental and lease agreements respecting any real or personal property involving an amount in excess of $10,000 for the whole term thereof;

               (k) Granting any security interest in, lien on, or pledge of, any personal property of the Corporation except for purchase money security interests involving less than $10,000;

               (l) Adoption or amendment of pension, group compensation, profit sharing or other incentive or employee benefit plans for the Corporation or any of its subsidiaries;

               (m) The commencement, compromise or settlement of lawsuits or other legal proceedings where the amount in controversy exceeds $50,000, but excepting proceedings involving any accounts receivable of the Corporation;

               (n)  Grant or revocation of powers of attorney;

               (o) Entering into employment contracts or other agreements involving recurring or nonrecurring compensation in excess of $50,000 per year or a term of more than two years; and

               (p) Purchasing, leasing, granting, licensing, or assigning any patents, copyrights, trademarks or similar rights.

               The Board of Directors has the right to make additional types of actions or transactions dependent on its prior approval.

                                     ARTICLE III


                                       Officers


               1. Election and Tenure. The Board of Directors shall elect a Chairman of the Board, a Vice-Chairman of the Board, a President, a Secretary, and a Treasurer at the first meeting of the Board of Directors held after each annual meeting of the stockholders. The Board of Directors may also elect or appoint such other officers, including one or more Vice Presidents, Assistant Treasurers, or Assistant Secretaries, as may be determined by resolution of the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. Each officer so elected or appointed shall continue in office until his successor shall be elected or appointed and shall qualify, or until his earlier death, resignation or removal.

               2. Removal and Vacancies. Any officer shall be removed, with or without cause, if such removal is requested in writing by a majority of directors, including in each case, at least one director elected by the Common Stockholders and one director elected by the Class A Common Stockholders. If any office becomes vacant for any reason, the vacancy may be filled in like manner by the Board of Directors. An officer appointed to fill a vacancy shall be appointed for the unexpired portion of the term of his predecessor in office.

               3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors, and shall perform such duties and possess such powers as may from time to time be assigned to him by the Board of Directors.

               4. Vice-Chairman of the Board. In the absence of the Chairman of the Board, the Vice-Chairman of the Board shall preside at all meetings of the Board of Directors, and in the absence of both the Chairman of the Board and the President, shall preside at any meeting of the stockholders. The Vice-Chairman shall permit such other duties and possess such other powers as shall from time to time be assigned to him by the Board of Directors.

               5. President. The President shall be the Chief Executive Officer of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have direct charge of the day-to-day business and operations of the Corporation, and shall report to the Board of Directors. Between meetings of the Board of Directors the President shall advise the Executive Committee of all significant events, provided that this shall not in any way restrict his authority as Chief Executive Officer responsible to the Board of Directors. If not a director, he shall be entitled to notice of and shall be entitled to attend all meetings of the Board of Directors and Executive Committee provided that a majority of directors on the Board or Committee, as the case may be, including at least one director elected by the stockholders of the Common Stock and one director elected by Series A Common Stock may determine that the President s attendance of a meeting is not reasonable or appropriate given the subject matter. In addition, in the absence of the Chairman of the Board, he shall preside at any meeting of the stockholders and, in the absence of the Chairman of the Board and the Vice Chairman of the Board, he shall preside at any meeting of the Board of Directors. He shall perform such further duties and shall have such further powers as may from time to time be assigned to him by the Board of Directors.

               6. Vice-Presidents. The Vice-Presidents shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, or the President. In the absence of the President or in the event of his inability or refusal to act, the Executive Vice-President (or in the event there is no Executive Vice-President or in his absence or inability or refusal to act, the Vice-President, and if there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

               7. Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, and to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board of Directors.

               8. Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and shall render as required by the Board of Directors statements of all such transactions as Treasurer and of the financial condition of the Corporation.

               9. Assistant Secretaries. The Assistant Secretaries shall perform such duties and possess such powers as from time to time shall be assigned to them by the Board of Directors, the Chairman of the Board, the President, or the Secretary. In the absence, inability or refusal to act of the Secretary, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall perform the duties and exercise the powers of the Secretary.

               10. Assistant Treasurers. The Assistant Treasurers shall perform such duties and possess such powers as from time to time shall be assigned to them by the Board of Directors, the Chairman of the Board, the President, or the Treasurer. In the absence, inability or refusal to act of the Treasurer, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall perform the duties and exercise the powers of the Treasurer.

               11. Bonding Officers. The Board of Directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for such terms and conditions as the Board of Directors may specify, including without limitation for the faithful performance or his duties and for the restoration to the Corporation of all property in his possession or under his control belonging to the Corporation.

               12. Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.


                                      ARTICLE IV


                                    Capital Stock


               1. Certificate of Stock. Every holder of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him the Corporation and designations the class of stock to which such shares belong, which shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board of Directors or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

               2. Record. A record shall be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

               3. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized, and on the surrender to the Corporation or the transfer agent of the Corporation of the certificate or certificates for such shares properly endorsed.

               4.   Lost, Stolen or Destroyed Certificates.  The
          Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed in such manner and upon such terms and conditions as the Board of Directors may prescribe.

               5. Fixing Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which the same relates.


                                      ARTICLE V


                                  General Provisions

               1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

               2. Corporate Seal. The corporate seal shall be in such form as shall be approved by resolution of the Board of Directors.

               3. Execution of Instruments. The Chairman of the Board, the President or the Treasurer shall have power to execute and deliver on behalf and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws, or where the execution and delivery thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized so to do by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

               4. (a)    Indemnification.  The Corporation shall indemnify
          to the full extent authorized or permitted by law any person made, or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               (c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 4, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

               (d) Any indemnification under subsections (a) and (b) of this Section 4 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this
          Section 4. In the event of a change of control of the Corporation (as hereinafter defined), such determination shall be made by independent legal counsel approved by the Board of Directors in a written opinion. In all other events, such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel approved by such disinterested directors in a written opinion, or
          (3) by the stockholders. For purposes of this Section 4, a change of control shall be deemed to have occurred in the event
          Wacker Chemical Corporation or any other party acquires fifty percent or more of the Common Stock of the Corporation whether by a purchase or pursuant to a merger or a new business combination.

               (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 4. No security shall be required for such undertaking and such undertaking shall be accepted without regard for the recipient s financial ability to make repayment. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

               (f) Any indemnification under Subsections (a), (b) or (c) or advance of costs, charges and expenses under Subsection (e) of this Section 4 shall be made promptly, and in any event within 60 days, upon the written request of the director or officer, directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Section 4 shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person s costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Subsection (e) of this Section 4 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Subsections (a) or (b) of this Section 4, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) and (b) of this Section 4, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               (g) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 4 shall not be deemed exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

               (h) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Section 4.

               (i) For purposes of this Section 4, references to the Corporation shall include, in addition to the resulting corporation any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director or officer of such constituent corporation, or is or was servicing at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

               (j)  For purposes of this Section 4, references to  other
          enterprises  shall include employee benefit plans; references to fines  shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to  serving at the request of the Corporation shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation as referred to in this Section 4.

               (k) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 4 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (l) All rights to indemnification under this Section 4 shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Section 4 is in effect. No amendment or repeal of this Section 4 or of any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any director or officer any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this Section 4 with respect to any costs, charges, expenses (including attorneys fees), judgments, fines, and amounts paid in settlement which arise out of an action, suit or proceeding based in whole or substantial part on any act or failure to act, actual or alleged, which takes place before or while this Section 4 is in effect. The provisions of this Subsection (l) shall apply to any such action, suit or proceeding commenced after any amendment or repeal of this Section 4.

               (m) Nothing contained herein shall affect any rights to indemnification to which employees or agents other than directors and officers may be entitled by law or contract.

               (n) This Section 4 is intended to provide indemnification rights to the directors and officers of the Corporation to the fullest extent provided by Section 145 of the Delaware General Corporation Law, and nothing contained herein shall be deemed to constitute a limitation thereof.

               5. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of a statute or of the Certificate of Incorporation, or by these Bylaws, a waiver thereof either in writing signed by the person entitled to said notice (or such person s attorney thereunto authorized) or by telegraph, cable or any other available method, whether before, at or after the time stated therein, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

               6. Emergency Bylaws. The Board of Directors may adopt emergency bylaws in accordance with and pursuant to the provisions therefor from time to time set forth in the General Corporation Law of the State of Delaware.